Exhibit 10.40




                   FIFTH AMENDMENT TO AMENDED AND RESTATED
                         LOAN AND SECURITY AGREEMENT


      THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of the 31st day of December, 2000 by and among CMC HEARTLAND PARTNERS, a Delaware general partnership ("CMC"), HEARTLAND PARTNERS, L.P., a Delaware limited partnership ("Heartland"), and CMC HEARTLAND PARTNERS IV, LLC, a Delaware limited liability company
("Partners"), jointly and severally (CMC, Heartland and Partners are referred to herein from time to time individually as a "Borrower" and collectively as "Borrowers"); and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                             W I T N E S S E T H:

      WHEREAS, Bank and Borrowers entered into that certain Amended and Restated Loan and Security Agreement dated as of June 30, 1998, as amended by that certain Amendment to Amended and Restated Loan and Security Agreement dated as of October 23, 1998, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of April 29, 1999, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of November 18, 1999, that certain side letter to Amended and Restated Loan and Security Agreement dated as of October 15, 2000 and that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of March 20, 2000 (the "Agreement"), and now desire to amend the Agreement to, among other things, (i)extend the Revolving Credit Maturity Date (as defined in the Agreement), (ii) reduce the Revolving Credit Commitment as a result of the Borrowers' sale of certain Collateral and (iii) clarify certain covenants contained in the Agreement, as further set forth in this Amendment.

      NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement to the extent not inconsistent with this Amendment is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

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2.          Amendment of the Agreement.  The Agreement is hereby amended as follows:
(a) Any and all references to the Agreement shall be deemed to refer to and include this Amendment, as the same may be further amended, modified or supplemented from time to time.

(a) The definition of the term "Revolving Credit Maturity Date" in Paragraph 1.1 is hereby amended and restated to read in its entirety as follows:

            "Revolving Credit Maturity Date" means March 31, 2001.

(a)               The definition of the term "Revolving Note" in Paragraph
1.1 is hereby amended and restated to read in its entirety as follows:

                  "Revolving Note" means that certain Substitute Revolving Note dated as of December 31, 2000 made by Borrowers, jointly and severally, in favor of Bank, in the maximum principal amount available of Eleven Million and 00/100 Dollars ($11,000,000), as the same may be amended, modified or supplemented from time to time, together with any renewals thereof or exchanges or substitutes therefor.

(d) Paragraph 2.1 is hereby amended and restated to read in its entirety as follows:

                  Revolving Credit Commitment.  On the
                  terms and subject to the conditions set
                  forth in this Agreement, Bank agrees to
                  make revolving credit available and
                  Letters of Credit available to Borrowers from time to time prior to the Revolving
                  Credit Termination Date with respect to
                  revolving credit loans and the Letter of Credit Termination Date with respect to Letters of Credit, in such aggregate amounts as Borrowers may from time to time request but in no event exceeding
                  Eleven Million Dollars ($11,000,000) in
                  the aggregate (the "Revolving Credit
                  Commitment"); provided, however, that in no event shall the aggregate amount of Letters of Credit outstanding at any one time exceed the Letter of Credit Limit.
                  The Revolving Credit Commitment shall be available to Borrowers by means of Loans, it being understood that the Loans may be repaid and used again during the period from the date hereof to and including the Revolving Credit Termination Date, at which time the Revolving Credit
                  Commitment shall expire. Notwithstanding the foregoing, the Revolving Credit
                  Commitment shall be permanently reduced
                  (i) to Nine Million Six Hundred Thousand
                  Dollars ($9,600,000) upon the earlier to occur of (A) Borrowers' sale of a portion of the Kinzie Station Mortgaged Property to Gamma Photo and (B) February 28, 2001, and (ii) to Eight Million One Hundred
                  Thousand Dollars ($8,100,000) on March
                  28, 2001; provided, however, that the
                  Revolving Credit Commitment shall be
                  reduced to Seven Million Six Hundred
                  Thousand Dollars ($7,600,000) on March
                  28, 2001 in the event the Bank, following written request by the Borrowers on or before March 16, 2001, agrees to release its liens on the Fife Mortgaged
                  Property.  Upon any reduction of the
                  Revolving Credit Commitment as set forth above, Borrowers hereby agree to immediately pay all amounts outstanding under the Revolving Credit Commitment in excess of the reduced amount of the Revolving Credit Commitment as of the date of such reduction. To the extent such amounts are not paid upon the corresponding date of such reduction, it shall constitute an Event of Default and, in addition to any other remedies available to Bank, interest on the Loans shall accrue at the Default Rate.

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(e)         Paragraph 8.3(g) is hereby amended and restated to read in its entirety as follows:

                  Partnership Interests, Loans and Advances. (i) make, or permit any Subsidiary to make, any distribution to any partner or member (as the case may be) or other Affiliate of any Borrower, pay or permit any Subsidiary to pay, any management fees or such similar fee to any partner or member, as the case may be (other than an annual management fee to HTI in the aggregate amount not to exceed $425,000), or set aside funds for any of the foregoing; (ii) redeem, retire, purchase, or otherwise acquire, directly or indirectly, any partnership or membership interests, as the case may be, of any Borrower or other evidence of ownership interests, or declare or pay any distribution of any kind from any Borrower or make any distribution of any Borrower's property or assets; or (iii) make any loans or advances of any kind from any Borrower to any Person at any time.

3. As of the date hereof, the Borrowers hereby acknowledge that the Borrowers have made advances to HTI in the aggregate principal amount of $4,300,000. The parties hereto agree that the Borrowers may make future advances to HTI in an amount not to exceed $2,000,000 in the aggregate. Borrowers acknowledge that any present or future advances made by any Borrower to any Person other than as set forth in this paragraph shall constitute an Event of Default under the Loan Agreement as amended hereby.

4.    Closing Documents.      All the documents on Exhibit A hereto shall be
delivered concurrently with this Amendment, each in form and substance satisfactory to Bank.
5. Representations and Warranties; No Event of Default; Schedules. The representations and warranties set forth in Paragraph 8.1 of the Agreement are deemed remade as of the date hereof and each Borrower represents that such representations and warranties are true and correct as of the date hereof. No Event of Default exists nor does there exist any event or condition which with notice, lapse of time and/or the consummation of the transactions contemplated hereby would constitute an Event of Default.

6. Fees and Expenses. The Borrowers agree to pay on demand all costs and expenses of or incurred by Bank in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the fees and expenses of counsel for the Bank and any future amendments to the Agreement.

7. Effectuation. The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                           [SIGNATURE PAGES FOLLOW]



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

                 Fifth Amendment to Amended and Restated Loan
                    and Security Agreement Signature Page

      IN WITNESS WHEREOF, the parties hereto have duly executed this Fifth Amendment as of the date first above written.

                                    CMC HEARTLAND PARTNERS, a
                                    Delaware general partnership

                                    By:  HEARTLAND TECHNOLOGY, INC., a
                                         Delaware corporation and an
                                         authorized general partner


                                    By:
                                    Its:

                                    By:  HEARTLAND PARTNERS, L.P., a
                                         Delaware limited partnership and an
                                         authorized general partner

                                          By:  Heartland Technology, Inc.,
                                          Its:   General Partner


                                          By:
                                          Its:

                                    HEARTLAND PARTNERS, L.P.,
                                    a Delaware limited partnership

                                          By:  Heartland Technology, Inc.
                                          Its:   General Partner


                                          By:
                                          Its:

                                                 [Continued on following page]



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[Continued from prior page]

                                    CMC HEARTLAND PARTNERS IV, LLC, a
                                    Delaware limited liability company


                                    By:
                                    Its:



LASALLE BANK NATIONAL ASSOCIATION,
a national banking association


By:_________________________________
Its:________________________________







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                                  EXHIBIT A

                             Amendment Documents


      1.    Fifth   Amendment  to  Amended  and  Restated  Loan  and  Security
            Agreement

      2.    Substitute Revolving Note

      3. Secretary's Certificate of Heartland Technology, Inc. certifying to resolutions of each Borrower.




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